UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2007

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2007, Noven Pharmaceuticals, Inc., a Delaware corporation ("Noven"), Noven Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Noven ("Merger Sub"), JDS Pharmaceuticals, LLC, a Delaware limited liability company ("JDS"), and Satow Associates, LLC, solely in its capacity as representative of the equity holders of JDS (the "Member Representative"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will merge with and into JDS (the "Merger"), with JDS continuing as the surviving company and as an indirect wholly owned subsidiary of Noven following the Merger.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, the outstanding equity interests of JDS will be converted into the right to receive an aggregate amount of $125 million in cash (the "Merger Consideration"), which amount is subject to (1) reductions for certain transaction expenses, indebtedness and other specified retained liabilities of JDS and (2) a post-closing working capital adjustment. A portion of the Merger Consideration in an amount equal to $10 million will be placed in an escrow account from the effective time of the Merger until December 31, 2008 to satisfy post-closing indemnity claims by Noven in connection with the Merger Agreement, as well as certain expenses incurred by the Member Representative.

The Merger is subject to a number of customary closing conditions, including, but not limited to, receipt of certain regulatory approvals of, and other third-party consents to, the Merger. The Merger is not subject to the approval of Noven's shareholders or the approval of the members of JDS. Noven, the Merger Sub and JDS have each made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains certain termination rights for Noven and the Member Representative (in its capacity as such).

A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger described in Item 1.01 of this Current Report on Form 8-K, the Board of Directors of Noven (the "Board") has appointed Phillip Satow as a member of the Board, subject to and effective upon the closing of the Merger. Upon joining Noven’s Board, Mr. Satow is not expected to serve on any of the independent committees of the Board. Mr. Satow will be compensated for his services on the Board in the same manner as the other Board members (other than Robert Strauss).

As a condition to the closing of the Merger, Mr. Satow will enter into a Consulting Agreement ("Consulting Agreement") with JDS (as the surviving entity in the Merger and as an indirect wholly-owned subsidiary of Noven) as well as a Non-Competition Agreement ("Non-Competition Agreement") with Noven. Upon the closing of the Merger, Mr. Satow will cease to be an employee of JDS. Mr. Satow is the father of Michael Satow, the President and Chief Operating Officer of JDS, who will remain an employee of JDS after the closing of the Merger pursuant to a Non-Competition and Employment Agreement.

The Consulting Agreement will have a term of one year from the closing date of the Merger and provides that Mr. Satow will provide such consulting services with respect to JDS’s business as may be reasonably requested by Noven. Mr. Satow will be paid a service fee of $250.00 per hour of consulting services rendered and will be reimbursed for the necessary and reasonable expenses he may incur in the performance of his services. The Consulting Agreement provides that, unless otherwise agreed to by the parties, Mr. Satow is not required to provide consulting services under the Consulting Agreement for more than 20 hours a week during the first three months of the term, 15 hours a week for the next three months of the term, and 10 hours a week for the final six months of the term, in each case not including any travel time. The Consulting Agreement further provides that, regardless of the number of hours actually billed by Mr. Satow, he will generally be paid for a minimum of 10 hours a week during the first three months of the term, 7.5 hours a week for the second three months of the term, and 5 hours a week for the final six months of the term. The Consulting Agreement includes provisions regarding secretarial support for Mr. Satow as well as customary provisions regarding confidentiality and proprietary information.

The Non-Competition Agreement restricts Mr. Satow’s ability to become "associated with" (as such term is defined in the Non-Competition Agreement) any business that is engaged in the acquisition, manufacture, development or sale of products that compete with any JDS products during the three-year period commencing on the closing date of the Merger. During this three-year period, Mr. Satow also agrees not to (1) solicit, call upon or sell, indirectly or directly, to any purchaser or distributor of Noven’s or JDS’s products, for the purpose of inducing such purchaser or distributor to purchase a product that competes with any JDS product, (2) solicit any person (subject to limited exceptions) to leave the employ of Noven or JDS, or (3) induce any supplier, vendor or contractor of Noven or JDS to terminate or negatively alter its relationship with Noven or JDS. Mr. Satow will also receive on the closing date of the Merger a number of stock-settled stock appreciation rights ("SARs") with respect to Noven common stock with an aggregate Black-Scholes value equal to $262,500. All such SARs will be fully vested upon grant and shall be exercisable for a period of seven years from the grant date.

Item 8.01 Other Events.

On July 10, 2007, Noven issued a press release (the "Press Release") announcing the signing of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Noven also announced in the Press Release that it will hold an investor conference call at 8:00 a.m. Eastern time Tuesday, July 10, 2007. In addition to information regarding the Merger, Noven expects to discuss aspects of its stand-alone business operations during the investor conference call as well as during subsequent meetings with investors, including with respect to the item described below.

On July 2, 2007, the U.S. Food and Drug Administration ("FDA") completed an on-site inspection of Noven’s manufacturing facilities. At the completion of the inspection, Noven received a list of observations on Form 483. The majority of the observations in the Form 483 relate to the Daytrana™ patch and difficulties experienced by some patients in removing the release liner of the Daytrana patch, including certain product lots that utilize an enhanced release liner. Noven intends to promptly respond to the observations.

Forward-Looking Statements

Certain statements in the Press Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve significant risk and uncertainties, including but not limited to those described in the last section of the Press Release.

In addition, certain statements in this Current Report on Form 8-K may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "expect", "intend", "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Noven's control. These risks and uncertainties include, but are not limited to, the failure of the Merger and the related transactions to close or a significant delay in the closing of the Merger or related transactions for any reason; the risk that Noven’s response to the Form 483 observations may not be acceptable to the FDA or address the FDA’s concerns, and in such case, the risk that the FDA may take regulatory action against Noven, which may include fines, warning letters, product seizures or recalls, suspension of production and/or the withdrawal of product approval; and the likelihood that any Daytrana product recall, seizure, suspension of production or withdrawal of product approval would have a material adverse effect on Noven, including the loss of Daytrana sales, the potential inability to meet the remaining Daytrana sales milestones and potentially significant costs associated therewith, including not receiving certain Daytrana milestone payments. For additional information regarding these and other risks associated with Noven’s business, investors should refer to Noven’s Annual Report on Form 10-K as well as other reports filed from time to time with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
___________________________________________________________________________

10.1 Agreement and Plan of Merger, dated as of July 9, 2007, by and among Noven Pharmaceuticals, Inc., Noven Acquisition, LLC, JDS Pharmaceuticals, LLC, and Satow Associates, LLC.*

99.1 Press release issued by Noven Pharmaceuticals, Inc., dated July 10, 2007.
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*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Noven Pharmaceuticals, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

July 10, 2007	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of July 9, 2007, by and among Noven Pharmaceuticals, Inc., Noven Acquisition, LLC, JDS Pharmaceuticals, LLC, and Satow Associates, LLC.
99.1	Press release issued by Noven Pharmaceuticals, Inc., dated July 10, 2007.